Exhibit 31

Rule 13a-14(a) / 15(d)-14(a) Certification

I, Gene S. Cartwright, certify that:

1.	I have reviewed this amended quarterly report on Form 10-Q/A of Guided Therapeutics, Inc. for the quarter ending September 30, 2015; and

2.	Based on my knowledge, this amended quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this amended quarterly report.

Date: December 17, 2015	/s/ Gene S. Cartwright Gene S. Cartwright Chief Executive Officer, President and acting Chief Financial Officer